UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2019

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in Item 5.02 of this Current Report on Form 8-K filed by Eastside Distilling, Inc. (“Eastside”), effective November 12, 2019, Director Shawn Willard resigned from the Board of Directors (the “Board”) of Eastside and, effective November 12, 2019, Lawrence Firestone was appointed as Chief Executive Officer of Eastside. At the time of his resignation, Mr. Willard was the chair of the Nominating and Corporate Governance Committee and was a member of the Audit Committee and the Compensation Committee. At the time of his appointment as Chief Executive Officer of Eastside, Mr. Firestone was the chair of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Firestone resigned from all committees of the Board effective upon his appointment as Chief Executive Officer. He remains a non-independent member of the Board.

As a result of the resignation of Mr. Willard and the appointment of Mr. Firestone as Chief Executive Officer, Eastside is not in compliance with Nasdaq Listing Rule 5605(b)(1), which requires Eastside’s Board to consist of a majority of independent directors. In addition, as a result of the resignations of Messrs. Willard and Firestone from the Audit Committee, Eastside is not in compliance with Rule 5605(c)(2)(A), which requires Eastside’s Audit Committee to be comprised of at least three independent directors. Eastside intends to conduct a director search process to fill the vacancy on the Board and the Audit Committee as promptly as possible in order to regain compliance on a timely basis in accordance with Nasdaq Listing Rules.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On November 12, 2019, Director Shawn Willard resigned from the Board of Eastside effective on that date. Mr. Willard indicated that his resignation was not the result of any disagreement with management or the Board. Prior to his resignation, Mr. Willard served as chair of Eastside’s Nominating & Corporate Governance Committee and also served on the Audit Committee and the Compensation Committee. As disclosed in Item 3.01 of this Current Report on Form 8-K, the resignation, together with the appointment of Lawrence Firestone as Chief Executive Officer, resulted in Eastside’s non-compliance with the Nasdaq Listing Rules. The Board intends to conduct a prompt director search process to come into compliance with the Nasdaq Listing Rules.

Appointment of Officers

The Board approved the appointment of Lawrence Firestone as Chief Executive Officer of Eastside, effective November 12, 2019. Eastside’s press release announcing Mr. Firestone’s appointment as Chief Executive Officer is attached hereto as Exhibit 99.1.

Prior to his appointment as Chief Executive Officer, Mr. Firestone, age 61, served as the Executive Vice President and Chief Financial Officer of Akonni Biosystems since April of 2018. Mr. Firestone draws on over 35 years of executive management experience in both public and private technology companies as a C-level executive. Most recently, since February 2014, Mr. Firestone was the Chief Executive Officer and President, and is now the Chairman of FirePower Technology, Inc. a provider of power supplies to the high-performance computing market. Prior to such position, Mr. Firestone held a variety of roles including as Chief Executive Officer, Chief Financial Officer and Director at a number of public and private companies. Mr. Firestone’s public company board experience includes CVD Equipment (Symbol: CVV), Qualstar Corporation (Symbol: QBAK), Amtech Systems, Inc. (Symbol: ASYS) and Hyperspace Communications, Inc. (Symbol: HCO). Mr. Firestone received a B.S. in Business Administration with a concentration in Accounting from Slippery Rock University.

Compensatory Arrangements of Certain Officers

In connection with Mr. Firestone’s appointment as Chief Executive Officer, Mr. Firestone entered into an Executive Employment Agreement with Eastside dated November 12, 2019 (the “Employment Agreement”). Under the Employment Agreement, Mr. Firestone will initially receive an annual base salary of $250,000 in cash. Eastside will also grant Mr. Firestone the equivalent of $100,000 of restricted stock units (“RSUs”), based on the Eastside’s customary determination of the applicable stock price at the time of grant. Twenty-five percent (25%) of the award will vest on each of March 31, June 30 and September 30, 2020 and the first anniversary of the effective date of the Employment Agreement. Mr. Firestone will also be eligible to receive a target incentive payment of 100% of his annual base salary beginning in 2020, paid 50% in RSUs and 50% in cash. Actual payments will be determined based on a combination of Eastside’s results and individual performance against the applicable performance goals established by the Compensation Committee of the Board. Mr. Firestone will also receive (i) a signing bonus of $50,000, which he may elect to receive up to 50% in cash and 50% in fully vested stock of the Eastside, and (ii) other benefits that are generally available to other executive officers of the Eastside. Mr. Firestone will be entitled to certain severance benefits if he is terminated without cause, or resigns for good reason (in each case, as defined in the Employment Agreement), including, among other things, one year of annual base salary, one year of continued health benefits coverage and one year of continued vesting of RSUs.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants and agreements contained in the Employment Agreement, and is subject to and qualified in its entirety by reference to the complete text of the Employment Agreement. A copy of the Employment Agreement will be filed as an exhibit to the Eastside’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release of Eastside Distilling, Inc. dated November 13, 2019, announcing the appointment of Lawrence Firestone as Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2019

EASTSIDE DISTILLING, INC.

By:	/s/ Lawrence Firestone
Lawrence Firestone
Chief Executive Officer